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Board of Directors
Bridgeport Savings and Loan Association
435 Main Street
Bridgeport, Ohio 43912


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 7, 1997, except for Note 14, which is March 26, 1997, on the consolidated financial statements of Bridgeport Savings and Loan Association, to the Registration Statement (Form S-1), Application for Conversion (Form AC), and related Prospectus, and any amendments thereto, of Ohio State Financial Services, Inc.

S.R. Snodgrass, A.C.

Wheeling, West Virginia
June 19, 1997